                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)


      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-2

                                 CASELLA WASTE SYSTEMS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                          CASELLA WASTE SYSTEMS, INC.

                              25 GREENS HILL LANE
                             RUTLAND, VERMONT 05701

                            ------------------------

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 11, 2001
                            ------------------------

To the stockholders of
  CASELLA WASTE SYSTEMS, INC.:

    The annual meeting of stockholders of Casella Waste Systems, Inc., a Delaware corporation, will be held on Thursday, October 11, 2001 at 11:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont, 05751, for the purpose of considering and voting upon the following matters:

    1.  To elect three Class I directors for the ensuing three years;

    2. To ratify the selection of Arthur Andersen LLP as independent auditors of the company for the current fiscal year; and

    3. To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

    The board of directors has no knowledge of any other business to be transacted at the annual meeting.

    We have included a copy of the company's annual report to stockholders for the fiscal year ended April 30, 2001 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

    Stockholders of record of Class A common stock, Class B common stock or Series A convertible preferred stock of the company at the close of business on August 28, 2001 are entitled to receive this notice and to vote at the annual meeting.

    THE COMPANY URGES YOU TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, IN ORDER TO MAKE SURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING, WE ALSO URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                               By order of the Board of Directors,

September 6, 2001                              John W. Casella
Rutland, Vermont                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                          CASELLA WASTE SYSTEMS, INC.

                              25 GREENS HILL LANE
                             RUTLAND, VERMONT 05701
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 11, 2001

    This proxy statement is furnished to you in connection with the solicitation of proxies by the board of directors of Casella Waste Systems, Inc. for the annual meeting of stockholders to be held on Thursday, October 11, 2001 at 11:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, including any postponements or adjournments thereof.

    The notice of the annual meeting, this proxy statement, the company's annual report to stockholders for the fiscal year ended April 30, 2001 and the enclosed proxy are being mailed to stockholders on or about September 6, 2001.

VOTING OF PROXIES

    All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not instruct the company how to vote, the shares will be voted "FOR" approval of the proposals set forth in the notice of the annual meeting to which this proxy statement is attached.

    A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must either:

    - file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

    - duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

    - attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, is not sufficient to revoke a proxy.

    Any written notice of revocation or subsequent proxy should be sent to the company at the following address: Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attention: Corporate Secretary.

    If a stockholder indicates on a proxy that the shares should be voted "FOR" approval of the matters presented at the annual meeting, the proxy will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxy to use his discretion.

STOCKHOLDERS ENTITLED TO VOTE

    The company's board of directors has fixed August 28, 2001 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of the company's voting stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On August 28, 2001, there were 22,396,547 shares of Class A common stock, 988,200 shares of Class B common stock and 55,750 shares of Series A convertible preferred stock outstanding and entitled to vote. Each share of Class A common stock entitles the record holder to one vote on each matter properly submitted to the annual meeting. Each share of Class B common stock entitles the record holder to ten votes on each matter properly submitted to the annual meeting. Each share of Series A convertible preferred stock entitles the record holder to the number of votes equal to the number of whole shares of Class A common stock into which a share of Series A convertible preferred stock is convertible as of the record date. As of the record date, each share of Series A convertible preferred stock was entitled to approximately 74 votes on each matter properly submitted to the annual meeting.

VOTES REQUIRED

    The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the annual meeting by the holders of Class A common stock, Class B common stock and Series A convertible preferred stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the annual meeting. Shares of common stock and preferred stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

    If a broker does not have discretionary voting authority to vote shares for which it is the holder of record as to a particular matter at the annual meeting, the shares, although they will be counted in determining whether a quorum is present, cannot be voted by the broker. Accordingly, these "broker non-votes" and any abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on a matter, but would be the equivalent of a "no" vote on any matter which requires the affirmative vote of a certain percentage of shares entitled to vote on a matter.

    The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of shares of common stock and preferred stock, voting together as a class, at the annual meeting is required for the election of the Class I directors. The affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of shares of common stock and preferred stock, voting together as a class, at the annual meeting is required for the ratification of the selection of the company's independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of August 1, 2001, regarding the beneficial ownership of shares of the company's voting stock by (a) each person or entity known by the company to own beneficially more than 5% of the outstanding shares of a class of voting stock, (b) each director and director nominee of the company, (c) each of the "named executive officers" of the company, as described in the Summary Compensation Table below, and (d) the directors and executive officers of the company as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Class A common stock subject to options, warrants and/or convertible preferred stock which are currently exercisable or convertible or which are exercisable or convertible within 60 days of August 1, 2001 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, the company believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each executive officer and director of the company is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

    The "Total Ownership of Equity Securities" column reflects each listed individual's or entity's percent beneficial ownership with respect to all voting securities of the company. This column reflects the conversion of shares of Class B common stock and Series A convertible preferred stock into shares of Class A common stock of the company.

                                                                                    SERIES A
                                      CLASS A                 CLASS B              CONVERTIBLE
                                    COMMON STOCK            COMMON STOCK         PREFERRED STOCK         TOTAL
                               ----------------------   --------------------   -------------------    OWNERSHIP OF
                                                %         # OF         %         # OF        %           EQUITY
NAME OF BENEFICIAL OWNER       # OF SHARES   OF CLASS    SHARES     OF CLASS    SHARES    OF CLASS   SECURITIES (%)
------------------------       -----------   --------   ---------   --------   --------   --------   --------------
5% STOCKHOLDER
Funds affiliated with
  Berkshire Partners
  LLC(1).....................    4,179,258(2)   15.7           --       --       55,750(3)  100.0         15.7
EXECUTIVE OFFICERS AND
  DIRECTORS
John W. Casella(4)...........    1,391,250      5.9       494,100(5)   50.0          --       --           5.9
James W. Bohlig(6)...........      800,000      3.5            --       --           --       --           3.5
Richard A. Norris(7).........       58,333     *               --       --           --       --         *
Jerry S. Cifor(8)............      394,333      1.7            --       --           --       --           1.7
Martin J. Sergi(9)...........      178,390     *               --       --           --       --         *
Douglas R. Casella(10).......    1,391,250      5.9       494,100(5)   50.0          --       --           5.9
John F. Chapple III(11)......      124,476     *               --       --           --       --         *
George J. Mitchell(12).......       26,005     *               --       --           --       --         *
D. Randolph Peeler(13).......    4,181,758     15.7            --       --       55,750(3)  100.0         15.7
Gregory B. Peters(14)........       23,617     *               --       --           --       --         *
Wilbur L. Ross, Jr.(15)......       13,975     *               --       --           --       --         *
Executive officers and
  directors as a group (11
  people)(16)................    8,583,387     30.3       988,200    100.0       55,750    100.0          30.3

--------------------------

* Represents less than 1% of the outstanding shares of the respective class of voting stock of the company.

(1) The address of Berkshire Partners LLC is One Boston Place, Boston, Massachusetts 02116.

(2) Assumes the conversion of 55,750 shares of Series A convertible preferred stock into shares of Class A common stock. Such shares of Series A convertible preferred stock are convertible at any time at the discretion of the holder thereof. See footnote (3).

(3) Holders of Series A convertible preferred stock are entitled to one vote for each share of common stock into which a share of Series A convertible preferred stock is convertible as of the record date. Each share of Series A convertible preferred stock was convertible into approximately 74 shares of Class A common stock as of August 1, 2001.

(4) Includes (a) 318,500 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001, (b) 27,000 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children and (c) 494,100 shares of Class A common stock issuable at any time upon the conversion of Class B common stock on a one-for-one basis.

(5) Holders of Class B common stock are entitled to ten votes for each share of Class B common stock that they beneficially own.

(6) Includes (a) 530,000 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001 and (b) 8,000 shares of Class A common stock held in trust for the benefit of Mr. Bohlig's minor children.

(7) Includes 53,333 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001.

(8) Includes 326,333 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001. Mr. Cifor resigned as vice president and chief financial officer of the company as of July 31, 2001.

(9) Includes 178,388 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001. Mr. Sergi resigned as executive vice president--business development and a director of the company as of July 1, 2001.

(10) Includes (a) 318,500 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001, (b) 1,600 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children and (c) 494,100 shares of Class A common stock issuable at any time upon the conversion of Class B common stock on a one-for-one basis.

(11) Includes 3,833 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001.

(12) Includes 19,075 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001.

(13) Includes (a) the securities described in note (2) and (b) 2,500 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001. Series A convertible preferred stock is indicated as owned by Mr. Peeler due to his affiliation with Berkshire Partners LLC. See "Proposal 1--Election of Directors." Mr. Peeler disclaims beneficial ownership of the shares held by Berkshire Partners LLC except to the extent of his pecuniary interest in such shares arising from his position as a managing director of Berkshire Partners LLC.

(14) Includes (a) 3,833 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001 and (b) 2,000 shares of Class A common stock held by the children of Mr. Peters.

(15) Includes 13,975 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001.

(16) Includes (a) 1,768,270 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 1, 2001,
    (b) 988,200 shares of Class A common stock issuable at any time upon the conversion of Class B common stock on a one-for-one basis and (c) 4,179,258 shares of Class A common stock issuable at any time upon the conversion of Series A convertible preferred stock.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The company has three classes of directors, currently consisting of three Class I directors, two Class II directors and three Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. The three Class I directors are proposed for election this year to serve as members of the board of directors until the 2004 annual meeting of stockholders, or until their successors are elected and qualified.

    The persons named in the enclosed proxy will vote at the annual meeting to elect, as Class I directors, Messrs. Douglas R. Casella, George J. Mitchell and
D. Randolph Peeler, the three director nominees named below, unless the proxy is marked otherwise. Messrs. Casella, Mitchell and Peeler are currently members of the board of directors.

    Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the board of directors. The board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

    Set forth below for each director, including the director nominees, is information as of August 1, 2001 with respect to (a) his name and age, (b) his position and offices at the company, (c) his principal occupation and business experience during the past five years, (d) his directorships, if any, of other publicly held companies and (e) the year he became a director of the company.

                                       DIRECTOR         PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
NAME                          AGE       SINCE         DURING THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS
----                        --------   --------   -----------------------------------------------------------
CLASS I DIRECTOR NOMINEES
TO BE ELECTED AT THE
ANNUAL MEETING (TERMS
EXPIRING IN 2004)
Douglas R. Casella             45        1993     Mr. Casella founded Casella Waste Management, Inc. in 1975.
                                                  Mr. Casella has served as vice chairman of the board of
                                                  directors of the company since 1993. Since 1989, Mr.
                                                  Casella has served as president of Casella Construction,
                                                  Inc., a company owned by Mr. Casella and John W. Casella,
                                                  which specializes in general contracting, soil excavation
                                                  and related heavy equipment work. Since 1975, Mr. Casella
                                                  has served as president of Casella Waste Management, Inc.
                                                  Mr. Casella is the brother of John W. Casella.
George J. Mitchell             67        1999     Senator Mitchell is special counsel to the law firm of
                                                  Verner, Liipfert, Bernhard, McPherson & Hand in Washington,
                                                  D.C. and senior counsel to the firm of Preti, Flaherty,
                                                  Beliveau, Pachios & Haley in Portland, Maine. He served as a United States Senator for fifteen years beginning in
                                                  1980, and was Senate Majority Leader from 1989 to 1995.
                                                  Senator Mitchell is a director of Starwood Hotels & Resorts
                                                  Worldwide, Inc., a hotel and leisure company, UNUM/
                                                  Provident Corporation, a disability insurance company,
                                                  FedEx corporation, an international provider of
                                                  transportation and delivery services, Unilever N.V., a food and personal care company, Xerox Corporation, a
                                                  manufacturer of photocopier equipment, The Walt Disney
                                                  Company, an entertainment company, and Staples, Inc., an
                                                  office supply company. Senator Mitchell is also a trustee
                                                  of Starwood Hotels & Resorts, a real estate investment
                                                  trust and a subsidiary of Starwood Hotels & Resorts
                                                  Worldwide, Inc. Senator Mitchell has also served as
                                                  chairman of the peace negotiations in Northern Ireland, the ethics committee of the U.S. Olympic Committee and the
                                                  National Health Care Commission. From June 1998 to December
                                                  1999, Senator Mitchell served as a director of KTI, Inc.,
                                                  an integrated solid waste processing company and now a
                                                  wholly owned subsidiary of the company.*

                                       DIRECTOR         PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
NAME                          AGE       SINCE         DURING THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS
----                        --------   --------   -----------------------------------------------------------
D. Randolph Peeler             37        2000     Mr. Peeler has been a managing director of Berkshire
                                                  Partners, a venture capital firm, since January 2000. From
                                                  May 1997 to December 1999, Mr. Peeler served as a vice
                                                  president of Berkshire Partners and from June 1996 to April
                                                  1997 as a senior associate. From 1994 to June 1996, Mr.
                                                  Peeler was president of Professional Dental Associates, a
                                                  private healthcare services company which he co-founded.
                                                  Prior to 1994, Mr. Peeler served as chief of staff for the
                                                  Assistant Secretary for Economic Policy in the United
                                                  States Department of the Treasury. Mr. Peeler was also a
                                                  consultant with Cannon Associates and Bain & Co., where he worked with clients in the healthcare, heavy manufacturing, distribution, information technology and professional
                                                  services industries.* + #
CLASS II DIRECTORS (TERMS
EXPIRING IN 2002)
James W. Bohlig                55        1993     Mr. Bohlig has served as president of the company since
                                                  July 2001 and as chief operating officer of the company
                                                  since 1993. From 1993 to July 2001, Mr. Bohlig also served as senior vice president of the company. From 1989 until he joined the company, Mr. Bohlig was executive vice president and chief operating officer of Russell Corporation, a
                                                  general contractor and developer based in Rutland, Vermont.
                                                  Mr. Bohlig is also a director of Consumat Environmental
                                                  Systems, Inc., a designer and manufacturer of incineration and pollution control equipment.

Gregory B. Peters              55        1993     Mr. Peters has served as managing general partner of Lake
                                                  Champlain Capital Management, LLC, since April 2001. Since
                                                  April 1988, Mr. Peters has also served as a general partner of Vermont Venture Capital Partners, L.P., a venture
                                                  capital management company. Mr. Peters has also served as
                                                  general partner of North Atlantic Capital Partners, L.P.
                                                  since July 1986.* + #
CLASS III DIRECTORS
(TERMS EXPIRING IN 2003)
John W. Casella                50        1993     Mr. Casella has served as chief executive officer of the
                                                  company since 1993 and in July 2001 was reelected as
                                                  chairman of the board of directors, a position he also held from 1993 through December 1999. Mr. Casella also served as president from 1993 to June 2001. Mr. Casella has served as chairman of the board of directors of Casella Waste
                                                  Management, Inc. since 1977. Mr. Casella is also an
                                                  executive officer and director of Casella Construction,
                                                  Inc., a company owned by Mr. Casella and Douglas R. Casella which specializes in general contracting, soil excavation
                                                  and related heavy equipment work. Mr. Casella is the
                                                  brother of Douglas R. Casella.*
John F. Chapple III            60        1994     Mr. Chapple was president and owner of Catamount Waste
                                                  Services, Inc., a central Vermont hauling and landfill
                                                  operation which the company purchased in May 1994, from
                                                  August 1989 to July 1994. Mr. Chapple has been retired
                                                  since 1995.* +

                                       DIRECTOR         PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
NAME                          AGE       SINCE         DURING THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS
----                        --------   --------   -----------------------------------------------------------
Wilbur L. Ross, Jr.            63        1999     Mr. Ross has served as chairman and chief executive officer of WL Ross & Co. LLC, a merchant banking firm, since
                                                  April 2000. From 1976 to March 2000, Mr. Ross served as
                                                  executive managing director of Rothschild Inc., an
                                                  investment banking firm, and as senior managing director
                                                  from 1998 to March 2000. Mr. Ross is chief executive
                                                  officer and director of News Communications, Inc., a
                                                  publisher of community oriented newspapers. Mr. Ross is a
                                                  director of Mego Financial Corp., a developer of timeshare properties, and Syms Corp., a clothing retailer. Mr. Ross
                                                  served as a director of KTI, Inc., an integrated solid
                                                  waste processing company and now a wholly owned subsidiary of the company, from June 1997 to December 1999. +

--------------------------
*   Member of the Compensation Committee
+   Member of the Audit Committee
#  Member of the Stock Plan Subcommittee

    See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management" for additional information concerning members of the board of directors, including those who are nominees for election as Class I directors.

    The holders of Class A common stock, voting separately as a class, will at all times be entitled to elect at least one director. Mr. Peters, a Class II director, was nominated as the designee of the holders of Class A common stock at the 1999 annual meeting of stockholders to serve as a member of the board of directors until the 2002 annual meeting of stockholders.

    Pursuant to the terms of a preferred stock purchase agreement dated as of June 28, 2000 by and among the company, BancBoston Capital Inc., Berkshire Fund V Investment Corp., Berkshire Investors LLC, RGIP, LLC and Squam Lake Investors IV, L.P., such entities, and permitted transferees, voting separately as a class, will at all times be entitled to nominate one director, who shall also be appointed to each committee of the board of directors, provided that such persons continue to hold at least 20% of the shares of Series A convertible preferred stock, or shares of common stock issuable upon conversion of such shares, purchased by them pursuant to the preferred stock purchase agreement. The company agreed to use reasonable efforts to have such director nominee elected as a director of the company. Mr. Peeler, a Class I director nominee and a member of the compensation committee, audit committee and stock plan subcommittee of the board of directors, has been nominated as the designee of the holders of Series A convertible preferred stock to serve as a member of the board of directors until the 2004 annual meeting of stockholders.

    The employment agreements by and between the company and each of Messrs. John W. Casella and James W. Bohlig provide that each such person shall be elected as a director of the company. The company agreed to use its best efforts to assure each such person is elected as a director of the company.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    The board of directors met five times, including by telephone conference, during fiscal 2001. All directors attended at least 75% of the meetings of the board of directors and the meetings of the committees on which they served held during the period that they served on the board of directors or such committees.

    The board of directors has established a compensation committee. The compensation committee, which currently consists of Messrs. John W. Casella, Chapple, Mitchell, Peeler and Peters, reviews executive salaries, administers any bonus, incentive compensation and stock option plans of the company, and approves the salaries and other benefits of the executive officers of the company other than Mr. Casella. In addition, the compensation committee consults with management regarding pension and other benefit plans and compensation policies and practices of the company. The stock plan subcommittee of the compensation committee, which currently consists of Messrs. Peeler and Peters, administers the issuance of stock options and other awards under the company's stock option plans to executive officers and approves the compensation of Mr. John W. Casella. Each of the compensation committee and the stock plan subcommittee held one meeting during fiscal 2001.

    The board of directors has also established an audit committee. The audit committee currently consists of Messrs. Chapple, Peeler, Peters and Ross. The audit committee held ten meetings during fiscal 2001. See "Report of the Audit Committee of the Board of Directors."

    The company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full board of directors.

COMPENSATION OF DIRECTORS

    The company reimburses non-employee directors for expenses incurred in attending board of directors and committee meetings. In addition, non-employee directors of the company receive $3,000 for each fiscal quarter that the non-employee director continues to serve on the board of directors, $1,000 for each meeting of the board of directors that the non-employee director attends in person and $500 for each meeting of a committee of the board of directors that the non-employee director attends in person. In addition, each non-employee director receives an option to purchase 7,500 shares of Class A common stock under the company's Amended and Restated 1997 Non-Employee Director Stock Option Plan upon the non-employee director's initial election to the board of directors and an option to purchase 7,500 shares of Class A common stock at the time of each annual meeting of stockholders of the company. Each such option is exercisable at a price per share equal to the fair market value of the company's Class A common stock on the date of grant and vests in three equal annual installments, commencing on the first anniversary of the date of grant, provided that the non-employee director continues to serve as a member of the board of directors at the time of the anniversary of the date of grant.

    In addition to the foregoing, Mr. Mitchell receives compensation of $10,000 for each fiscal quarter that he serves on the board of directors of the company. This compensation is payable each quarter in such number of shares of Class A common stock of the company as are purchasable by dividing $10,000 by the closing price of a share of Class A common stock as reported on The Nasdaq National Market on the last business day of each fiscal quarter for which this compensation is being paid. These shares are issued under our Amended and Restated 1997 Stock Incentive Plan.

    Mr. Pirasteh resigned as chairman of the board of directors as of July 1, 2001. On July 1, 2001, Mr. Pirasteh entered into a general release, noncompete and severance agreement with the company. Pursuant to that agreement, the employment agreement of Mr. Pirasteh was terminated and, in lieu of any compensation and benefits due to him thereunder, the company agreed to pay
Mr. Pirasteh a lump sum cash payment of one million dollars and to provide him with medical and dental insurance coverage under the company's benefits plans until July 1, 2002. Mr. Pirasteh also agreed to repay the April 2000 loan made to him by the company. In addition, Mr. Pirasteh entered into a consulting agreement with the company, which terminates on July 1, 2002. Mr. Pirasteh will receive $30,000 per month for his consulting services. The company also agreed to extend the exercise period of an option exercisable for an aggregate of 100,000 shares of Class A common stock of the company granted to Mr. Pirasteh on May 10, 2000 to July 1, 2004. The consulting agreement may be terminated by the company only in the event of the death of Mr. Pirasteh or for "cause." Cause is defined as any illegal, immoral or dishonest act or omission, which results in damage to the company, or failure of Mr. Pirasteh to discharge the duties required under the consulting agreement in the event that he has not cured such failure within 10 days of written notice thereof.

    The company has also entered into or engaged in certain transactions with directors of the company or affiliates of directors of the company. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the compensation committee of the board of directors are Messrs. John W. Casella, Chapple, Mitchell, Peeler and Peters. The current members of the stock plan subcommittee of the board of directors are Messrs. Peeler and Peters. Mr. Casella has served as chief executive officer of the company since 1993 and served as president from 1993 to June 2001. In
June 2001, Mr. Casella was reelected chairman of the board of directors, a position he also held from 1993 to December 1999.

    The company has from time to time engaged Casella Construction, Inc., a company owned by John W. Casella, chief executive officer and chairman of the board of directors, and Douglas R. Casella, a director, to provide construction services for the company, including construction, closure and capping activities at the company's landfills. In fiscal 2001, the company paid Casella Construction, Inc. an aggregate of $5,183,250.

    The company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by the company. The leases, relating to the company's corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, provide for aggregate monthly payments of $18,000 and expire in April 2003. These leases have been classified by the company as capital leases for financial reporting purposes. In November 1997, the lease relating to the company's corporate headquarters in Rutland, Vermont was amended to allow the company to upgrade and make capital improvements to the premises at an estimated cost of $500,000, to be paid by the company. Casella Associates was granted the option to purchase the capital improvements by December 31, 2002, and if it does not elect to exercise the option the company has the right to purchase the premises for $324,000, the fair market value of the premises prior to the capital improvements, at the expiration of the term of the lease.

    The company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella which operated as a single-purpose real estate holding company. The company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 2001, the company paid an aggregate of $6,780 pursuant to this arrangement.

    In connection with and at the time of the company's acquisition of the business of Catamount Waste Services, Inc. in 1994, the company entered into a lease with CV Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which the company agreed to lease a transfer station for a term of 10 years. CV Landfill, Inc. is owned by John F. Chapple III, who became a director of the company at the time of the acquisition of the business of Catamount Waste Services, Inc. Pursuant to the lease agreement, the company paid monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Since June 1999, the company has been required to pay monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. In fiscal 2001, the company paid CV Landfill, Inc. an aggregate of $54,295.

    On or about October 30, 1997, Mr. Matthew M. Freeman commenced a civil lawsuit against the company and Messrs. James W. Bohlig and John W. Casella in the Vermont Superior Court, Rutland County. Mr. Freeman claimed to have performed services for the company prior to 1995 and in his lawsuit sought a three percent equity interest in the company or the monetary equivalent thereof, as well as punitive damages. On February 14, 2001, the company settled the litigation for $350,000 cash and the issuance of 25,000 stock options. In connection with the settlement, the company agreed to release certain executive officers and other stockholders of the company from an indemnification agreement.

    On March 2, 2000, the company made a loan to Mr. John W. Casella, chief executive officer and chairman of the board of directors of the company, in the aggregate principal amount of $750,000. The terms of the loan provided for the payment of accrued interest on a quarterly basis and for the repayment of principal upon demand. Interest on the loan accrued monthly at the prime rate (8% annually at

April 30, 2001). The largest aggregate amount of indebtedness outstanding for Mr. Casella since the beginning of fiscal 2001 was $791,096. Mr. Casella repaid the loan in full on May 5, 2001.

    On June 28, 2000, the company entered into a preferred stock purchase agreement with BancBoston Capital Inc., Berkshire Fund V, Limited Partnership, Berkshire Fund V Investment Corp., Berkshire Investors LLC, RGIP, LLC and Squam Lake Investors IV, L.P. Pursuant to the agreement, the company sold an aggregate of 55,750 shares of its Series A convertible preferred stock at a purchase price of $1,000 per share for an aggregate purchase price of $55,750,000.

    The company believes that each transaction described above was on terms at least as favorable as those the company would expect to negotiate with disinterested third parties.

    The Series A convertible preferred stock purchasers and their permitted transferees are entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended, of certain shares of the company's Class A common stock, including shares of Class A common stock that were or may be acquired pursuant to the conversion of shares of Series A convertible preferred stock. In the event the company proposes to register any of its securities under the Securities Act at any time, with certain exceptions, the Series A convertible preferred stockholders will be entitled to include shares in the registration, subject to the right of the managing underwriter of any underwritten offering to exclude from the registration some or all of their registrable shares. The Series A convertible preferred stockholders have the additional right to require the company to prepare and file registration statements under the Securities Act with respect to all of the registrable shares if such holders hold at least 20% of such shares and an aggregate value of at least $5,000,000 so request. The company is required to use its best efforts to effect such registration, subject to certain conditions and limitations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such person, the company believes that, during fiscal 2001, all filings required to be made by reporting persons of the company were timely made in accordance with the requirements of the Exchange Act.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth for each of the last three fiscal years the cash compensation paid and the shares underlying options granted to (a) the company's chief executive officer and (b) each of the other executive officers who received annual compensation in excess of $100,000 during fiscal 2001 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                      ANNUAL COMPENSATION           ------------
                                               ----------------------------------    SECURITIES
                                     FISCAL                          OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS     COMPENSATION   OPTIONS (#)    COMPENSATION (1)
---------------------------         --------   --------   --------   ------------   ------------   ----------------
John W. Casella(2)................    2001     $262,000   $     --    $       --       75,000          $    500
  President and Chief                 2000     $254,568   $     --    $       --       75,000          $  4,374(3)
  Executive Officer                   1999     $162,157   $ 60,000    $1,638,575(4)    90,000          $    500

James W. Bohlig(2)................    2001     $250,000   $     --    $       --      150,000          $    500
  Senior Vice President and           2000     $242,500   $     --    $       --      150,000          $    500
  Chief Operating Officer             1999     $152,109   $181,287    $  882,700(4)   150,000          $    500

Jerry S. Cifor....................    2001     $230,000   $     --    $       --      125,000          $361,488(5)
  Senior Vice President and           2000     $222,500   $     --    $       --      125,000          $ 33,480(6)
  Chief Financial Officer             1999     $132,430   $ 50,000    $  413,120(4)   110,000          $    500

Martin J. Sergi...................    2001     $250,000   $     --    $       --      150,000          $674,698(7)
  Executive Vice President--
  Business Development

--------------------------

(1) Consists of amount paid by the company to the named executive officer's account in the company's 401(k) plan, unless otherwise noted. Does not include loans made to certain of the named executive officers during fiscal 2000 or fiscal 2001. See "Certain Relationships and Related Transactions."

(2) In July 2001, Mr. Bohlig assumed the position of President.

(3) Consists of (i) $500 paid by the company to the named executive officer's account in the company's 401(k) plan and (ii) $3,874 of life insurance premiums paid by the company on behalf of the named executive officer.

(4) Consists of the difference between the price paid by the named executive officer upon exercise of stock options and the fair market value of the Class A common stock on the date of exercise.

(5) Mr. Cifor resigned as senior vice president and chief financial officer of the company as of July 31, 2001. Mr. Norris, the company's controller and vice president, assumed such positions at that time. In connection with Mr. Cifor's resignation, the company agreed to pay Mr. Cifor, after taking into account any federal and state income taxes, a lump sum net cash payment of $345,000, to convey to him his leased company automobile and company computer, which has an aggregate value of $8,753, and to provide him with medical and dental insurance coverage under the company's benefits plans until December 31, 2002, which has an aggregate value of $7,735. The company has also entered into a consulting agreement with Mr. Cifor. See "Proposal I--Election of Directors--Employment Agreements."

(6) Consists of (i) $500 paid by the company to the named executive officer's account in the company's 401(k) plan and (ii) $32,980 paid to the named executive officer in recognition of the settlement of an obligation of the company to issue the named executive officer shares of Class A common stock of the company upon his initial employment.

(7) Mr. Sergi joined the company in December 1999 as executive vice president--business development and a director, and resigned such positions as of July 1, 2001. In connection with such resignation, the company agreed to pay Mr. Sergi a lump sum cash payment of $670,000 and to provide him with medical and dental insurance coverage under the company's benefits plans until January 1, 2002, which has an aggregate value of $4,698. The company has also entered into a consulting agreement with Mr. Sergi. See "Proposal I--Election of Directors--Employment Agreements."

OPTIONS GRANTS TABLE

    The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase shares of the company's Class A common stock during fiscal 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                 NUMBER OF                                                                 OF
                                SECURITIES    PERCENT OF TOTAL                                  STOCK PRICE APPRECIATION
                                UNDERLYING    OPTIONS GRANTED                                      FOR OPTION TERM (3)
                                  OPTIONS     TO EMPLOYEES IN     EXERCISE OR     EXPIRATION   ---------------------------
NAME                            GRANTED (1)     FISCAL YEAR      BASE PRICE (2)      DATE          5%             10%
----                            -----------   ----------------   --------------   ----------   -----------   -------------
John W. Casella...............     75,000            3.8%            $9.5563       5/10/05      $198,021      $  437,575

James W. Bohlig...............    150,000            7.6             $8.6875       5/10/10      $819,528      $2,076,846

Jerry S. Cifor(4).............    125,000            6.4             $8.6875       5/10/10      $682,940      $1,730,705

Martin J. Sergi(5)............    150,000            7.6             $8.6875       5/10/10      $819,528      $2,076,846

--------------------------

(1) Each option is immediately exercisable with respect to one-half of the options granted and becomes exercisable with respect to the remaining one-half of such options on the first anniversary of the date of grant.

(2) Options were granted at the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on The Nasdaq National Market. Mr. Casella's options were granted at 10% above the fair market value on the date of grant.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) of the market value of the Class A common stock on the date of the option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the company's estimate of future stock price growth. Actual gains, if any, on stock option exercise and the Class A common stock holdings are dependent on the timing of the exercise and the future performance of the Class A common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4) Mr. Cifor resigned as senior vice president and chief financial officer of the company as of July 31, 2001. Mr. Norris, the company's controller and vice president, assumed such positions at that time.

(5) Mr. Sergi joined the company in December 1999 as executive vice president--business development and a director, and resigned such positions as of July 1, 2001.

FISCAL YEAR-END OPTION VALUE TABLE

    The following table sets forth information for each of the named executive officers with respect to the number and value of options outstanding as of the fiscal year ended 2001. None of the named executive officers exercised any options to purchase shares of the company's Class A common stock during fiscal 2001.

                         FISCAL YEAR END OPTION VALUES

                                                   NUMBER OF SHARES UNDERLYING          VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS
                                                       APRIL 30, 2001 (#)             AT APRIL 30, 2001 ($) (1)
                                                 -------------------------------   -------------------------------
NAME                                             EXERCISABLE       UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
----                                             -----------       -------------   -----------       -------------
John W. Casella................................    292,500             37,500        $603,500                --
  President and Chief Executive Officer

James W. Bohlig ...............................    505,000             75,000        $829,288           $30,938
  Senior Vice President and Chief Operating
  Officer

Jerry S. Cifor ................................    344,156             62,500        $300,239           $25,781
  Vice President and Chief Financial Officer

Martin J. Sergi ...............................    138,026            106,512        $ 30,938           $30,938
  Executive Vice President--Business
  Development

--------------------------

(1) These values have been calculated on the basis of the last reported sale price of the company's Class A common stock on The Nasdaq National Market on April 30, 2001, $9.10 per share, less the aggregate exercise price.

EMPLOYMENT AGREEMENTS

    Each of John W. Casella and James W. Bohlig has an employment agreement with the company. Each employment agreement commenced as of December 14, 1999 for a term of three years and is automatically renewable for additional terms of one year. During the three years, the employee is entitled to a specified annual base salary and a bonus consisting of cash, stock options or a combination thereof in an amount determined by the company's compensation committee prior to the conclusion of each fiscal year, and to a severance package upon the termination of their employment. Martin J. Sergi and Jerry S. Cifor also had similar employment agreements with the company. Pursuant to their agreements, in fiscal 2001, the base salary of Mr. John W. Casella was $262,000, the base salary of Mr. Bohlig was $250,000, the base salary of Mr. Sergi was $250,000 and the base salary of Mr. Cifor was $230,000. In addition, the company has agreed to use its best efforts to assure that John W. Casella and James W. Bohlig are each elected as a director of the company.

    Messrs. Casella, Bohlig, Sergi and Cifor each also agreed not to compete with the company for a period of two years after the termination of the employee's employment within 300 miles of any facility operated by the company during the term of his employment. In addition, each employee has agreed that during this period, he will not solicit customers or accounts or other employees of the company. In the event an employee were to terminate his employment voluntarily and as a result he is not entitled to severance, the non-compete would not apply unless the company continues to pay the employee's base salary. In the event of a termination of the employee's employment without cause, the company will be required to pay the employee an amount equal to (a) three times the sum of (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to the employee under the agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, the employee will continue to receive benefits for a period of three years from the date of termination. In the event that the employee terminates his employment with the company following a change of control of the company in which specified events occur which affect the terms of the employee's employment, the employee will receive the payments described in the preceding two sentences plus an additional payment intended to compensate the employee for taxes payable in connection with the severance payments.

    Mr. Sergi resigned as executive vice president-business development and a director as of July 1, 2001. At that time, Mr. Sergi entered into a general release, noncompete and severance agreement with the company. Pursuant to that agreement, the employment agreement of Mr. Sergi was terminated and, in lieu of any compensation and benefits due to him thereunder, the company agreed to pay Mr. Sergi a lump sum cash payment of $670,000 dollars and to provide him with medical and dental insurance coverage under the company's benefits plans until January 1, 2002. The general release, noncompete and severance agreement also obligates Mr. Sergi not to compete with the company, provided that he may be engaged in the tire processing business, or solicit customers or accounts or other employees of the company as described above. Mr. Sergi also agreed to repay the March 2000 loan made to him by the company. See "Certain Relationships and Related Transactions." In addition, in connection with Mr. Sergi's resignation, he entered into a consulting agreement with the company. The consulting agreement term is until January 1, 2002. The agreement provides that Mr. Sergi will serve as a consultant to the company upon its request and pursuant to a mutually agreed upon scope of work. The company has agreed to pay Mr. Sergi $23,000 per month for his consulting services. Pursuant to the consulting agreement, the company agreed to extend the exercise period of the option exercisable for an aggregate of 150,000 shares of Class A common stock of the company granted to Mr. Sergi on May 10, 2000 to July 1, 2004. The agreement may be terminated by the company only in the event of the death of Mr. Sergi or for "cause." Cause is defined as any illegal, immoral or dishonest act or omission, which results in damage to the company, or failure of Mr. Sergi to discharge the duties required under the consulting agreement in the event that he has not cured such failure within 10 days of written notice thereof.

    Mr. Cifor resigned as senior vice president and chief financial officer as of July 31, 2001. At that time, Mr. Cifor entered into a general release, noncompete and severance agreement with the company. Pursuant to that agreement, the employment agreement of Mr. Cifor was terminated and, in lieu of any compensation and benefits due to him thereunder, the company agreed to pay
Mr. Cifor, after taking into account any federal and state income taxes, a lump sum net cash payment of $345,000, to convey to him his leased company automobile and company computer and to provide him with medical and dental insurance coverage under the company's benefits plans until December 31, 2002. The general release, noncompete and severance agreement also obligates Mr. Cifor not to compete with the company or solicit customers or accounts or other employees of the company as described above. In addition, in connection with Mr. Cifor's resignation, he entered into a consulting agreement with the company. The consulting agreement term is until December 31, 2002. The agreement provides that Mr. Cifor will serve as a consultant to the company upon its request and pursuant to a mutually agreed upon scope of work. The company has agreed to pay Mr. Cifor $150 per hour for his consulting services and will reimburse him for all reasonable expenses incurred in connection with the performance of his consulting duties. Pursuant to the consulting agreement, the company agreed to extend the exercise period of the option exercisable for an aggregate of 125,000 shares of Class A common stock of the company granted to Mr. Cifor on May 10, 2000 to July 31, 2004. The agreement may be terminated by either Mr. Cifor or the company upon 30 days prior written notice to the other party. In addition, the agreement will terminate immediately for "cause," as defined above.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The compensation committee of the board of directors reviews executive salaries, administers any bonus, incentive compensation and stock option plans of the company, and approves the salaries and other benefits of the executive officers of the company other than Mr. Casella. In addition, the compensation committee consults with the company's management regarding pension and other benefit plans and compensation policies and practices of the company.

    The compensation committee, including its stock plan subcommittee, seeks to achieve three broad goals in connection with the company's executive compensation program. First, the compensation committee seeks to reward executives for the achievement of business objectives of the company. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive's compensation with the future performance of Class A common stock of the company. Finally, the compensation committee structures its executive compensation program so as to enable it to attract and retain key executives.

    To achieve these objectives, the compensation program for the company's executive officers consists principally of three elements: base salary, cash bonuses and long-term incentive compensation in the form of participation in the company's stock option plans.

    In determining base salaries for the executive officers, the compensation committee evaluates the executive's experience, length of service, historical salary level, the responsibilities of the specific executive position and the consistent performance of each senior executive. In addition, the compensation committee assesses the company's financial and operational performance for the prior fiscal year and the competitiveness of the company's executive compensation program and executive compensation packages of comparable companies. To the extent determined to be appropriate, the compensation committee also considers general economic conditions and forecasts. To ensure retention of qualified management, the company has entered into employment agreements with certain of its executive officers. The employment agreements establish annual base salary amounts that the compensation committee may increase.

    The compensation committee also considers the payment of cash bonuses as part of its compensation program. Annual cash bonuses reflect a policy of requiring a certain level of company financial and operational performance for the prior fiscal year before any cash bonuses are earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining company objectives and the company's overall growth. The employment agreements of each of the executive officers provides that each of these employees will be entitled to a bonus consisting of cash, stock options or a combination thereof in an amount determined by the compensation committee prior to the conclusion of each fiscal year. In fiscal 2001, the compensation committee determined not to pay any bonuses to the executive officers of the company.

    The executive officers are also eligible to receive stock options under the company's stock option plans. The compensation committee believes that it is to the company's advantage to increase the interest of the executives in the company's welfare, as these employees share the primary responsibility for the company's management and growth. In addition, the compensation committee believes that, because new option grants are generally set at fair market value, the grants have the effect of "re-setting" the executive's price targets for Class A common stock. Moreover, the company's stock options provide a significant non-cash form of compensation, which is intended to benefit the company by enabling it to continue to attract and to retain qualified personnel without negatively impacting cash flow. The stock plan subcommittee administers the issuance of stock options and other awards under the company's stock option plans to the executive officers. See "Report of the Stock Plan Subcommittee on Executive Compensation".

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, may be deducted if certain requirements are met. In general, the company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m) for executive officer compensation. Nevertheless, the compensation committee and the stock plan subcommittee reserve the right to use its judgment to authorize compensation payments that may be in excess of the limit when either believes such payments are appropriate and in the best interests of the company's stockholders, after taking into consideration changing business conditions and the performance of the company's employees. Based on the compensation awarded to the chief executive officer and the other named executive officers of the company in fiscal 2001, it does not appear that the Section 162(m) limitation will have a significant impact on the company in the near term.

                                          COMPENSATION COMMITTEE

                                          John W. Casella
                                          John F. Chapple III
                                          George J. Mitchell
                                          D. Randolph Peeler
                                          Gregory B. Peters

REPORT OF THE STOCK PLAN SUBCOMMITTEE ON EXECUTIVE COMPENSATION

    The stock plan subcommittee of the compensation committee administers the issuance of stock options and other awards under the company's stock option plans to the company's executive officers and approves the compensation of Mr. John W. Casella.

    The use of stock options is a significant element of the compensation packages of the company's executive officers. The timing of new grants depends upon a number of factors, including the executives' current stock and option holdings and such other factors as the stock plan subcommittee deems relevant. In fiscal 2001, the stock plan subcommittee granted stock options to Messrs. John W. Casella, Bohlig, Cifor and Sergi. In granting these options, the stock plan subcommittee specifically considered the specific challenges facing the company, including with respect to the divestiture of non-core assets. When recommending the grant of stock options, it has been the policy of the stock plan subcommittee to recommend that the exercise price of the options be at least equal to the fair market value of a share of Class A common stock of the company as of the date of grant. The compensation of the chief executive officer is based upon the same elements and measures of performance as is the compensation for the company's other executive officers.

                                          STOCK PLAN SUBCOMMITTEE

                                          D. Randolph Peeler
                                          Gregory B. Peters

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The company has from time to time engaged Casella Construction, Inc., a company owned by John W. Casella, chief executive officer and chairman of the board of directors, and Douglas R. Casella, a director, to provide construction services for the company, including construction, closure and capping activities at the company's landfills. In fiscal 2001, the company paid Casella Construction, Inc. an aggregate of $5,183,250.

    The company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by the company. The leases, relating to the company's corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, provide for aggregate monthly payments of $18,000 and expire in April 2003. These leases have been classified by the company as capital leases for financial reporting purposes. In November 1997, the lease relating to the company's corporate headquarters in Rutland, Vermont was amended to allow the company to upgrade and make capital improvements to the premises at an estimated cost of $500,000, to be paid by the company. Casella Associates was granted the option to purchase the capital improvements by December 31, 2002, and if it does not elect to exercise the option the company has the right to purchase the premises for $324,000, the fair market value of the premises prior to the capital improvements, at the expiration of the term of the lease.

    The company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella which operated as a single-purpose real estate holding company. The company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 2001, the company paid an aggregate of $6,780 pursuant to this arrangement.

    In connection with and at the time of the company's acquisition of the business of Catamount Waste Services, Inc. in June 1994, the company entered into a lease with CV Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which the company agreed to lease a transfer station for a term of 10 years. CV Landfill, Inc. is owned by John F. Chapple III, who became a director of the company at the time of the acquisition of the business of Catamount Waste Services, Inc. Pursuant to the lease agreement, the company paid monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Since June 1999, the company has been required to pay monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. In fiscal 2001, the company paid CV Landfill, Inc. an aggregate of $54,295.

    On or about October 30, 1997, Mr. Matthew M. Freeman commenced a civil lawsuit against the company and Messrs. James W. Bohlig and John W. Casella in the Vermont Superior Court, Rutland County. Mr. Freeman claimed to have performed services for the company prior to 1995 and in his lawsuit sought a three percent equity interest in the company or the monetary equivalent thereof, as well as punitive damages. On February 14, 2001, the company settled the litigation for $350,000 cash and the issuance of 25,000 stock options. In connection with the settlement, the company agreed to release certain executive officers and other stockholders of the company from an indemnification agreement.

    KTI, Inc., leases office space from the Mall at the Galaxy, Inc., a corporation that is 72% owned by Martin J. Sergi, who resigned as executive vice president--business development and a director of the company as of July 1, 2001. The mall leases space to 27 tenants under long-term operating leases.
KTI, Inc. made rental payments to the mall of $25,812 in fiscal 2001.

    On March 2, 2000, the company made loans to each of Mr. John W. Casella, chairman and chief executive officer, Mr. Bohlig, president and chief operating officer, and Mr. Sergi, former executive vice president--business development and a director. On April 13, 2000, the company also made a loan to Mr. Pirasteh, former chairman of the board of directors, The terms of each loan provide for the payment of accrued interest on a quarterly basis and for the repayment of principal upon demand. Interest on each loan accrues monthly at the prime rate (8% annually at April 30, 2001) and is adjusted on a monthly basis. The company's loan to Mr. John W. Casella was in the aggregate principal amount of $750,000. The largest aggregate amount of indebtedness outstanding for Mr. Casella since the beginning of fiscal 2001 was $761,096. Mr. Casella repaid the loan in full on May 5, 2000. The company's loan to Mr. Bohlig was in the aggregate principal amount of $400,000. As of August 1, 2001, $448,847 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding for Mr. Bohlig under this loan since the beginning of fiscal 2001. The company's loan to Mr. Sergi was in the aggregate principal amount of $350,000. The largest aggregate amount of indebtedness outstanding for Mr. Sergi since the beginning of fiscal 2001 was $390,734. Mr. Sergi repaid the loan in full on July 1, 2001. The company's loan to Mr. Pirasteh was in the amount of $500,000. The largest aggregate amount of indebtedness outstanding for Mr. Pirasteh since the beginning of fiscal 2001 was $558,191. Mr. Pirasteh repaid the loan in full on July 1, 2001. On November 28, 2000, the company made an additional loan to Mr. Bohlig. The terms of this loan are identical to the terms of the aformentioned loans. This loan to Mr. Bohlig was in the aggregate principal amount of $616,000. As of August 1, 2001, $649,847 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding for Mr. Bohlig under this loan since the beginning of fiscal 2001.

    The company believes that each transaction described above was on terms at least as favorable as those the company would expect to negotiate with disinterested third parties.

    On June 28, 2000, the company entered into a preferred stock purchase agreement with BancBoston Capital Inc., Berkshire Fund V, Limited Partnership, Berkshire Fund V Investment Corp., Berkshire Investors LLC, RGIP, LLC and Squam Lake Investors IV, L.P. Pursuant to the agreement, the company sold an aggregate of 55,750 shares of its Series A convertible preferred stock at a purchase price of $1,000 per share for an aggregate purchase price of $55,750,000.

    The Series A convertible preferred stock purchasers and their permitted transferees are entitled to certain rights with respect to the registration under the Securities Act of 1933 of certain shares of the company's Class A common stock, including shares of Class A common stock that were or may be acquired pursuant to the conversion of shares of Series A convertible preferred stock. In the event the company proposes to register any of its securities under the Securities Act at any time, with certain exceptions, the Series A convertible preferred stockholders will be entitled to include shares in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration some or all of their registrable shares. The Series A convertible preferred stockholders have the additional right to require the company to prepare and file registration statements under the Securities Act with respect to all of the registrable shares if such holders holding specified percentages of such shares and having a certain aggregate value so request. The company is required to use its best efforts to effect such registration, subject to certain conditions and limitations. Mr. Peeler, a director of the company and a member of the audit and compensation committees and the stock plan subcommittee, is a managing director of Berkshire Partners.

    The company has also entered into certain employment, severance and consulting agreements with certain current or former directors and executive officers of the company. See "Proposal I--Election of Directors--Compensation of Directors" and "--Employment Agreements."

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The audit committee of our board of directors is composed of four members and acts under a written charter first adopted and approved on June 12, 2000. A copy of this charter is attached to this proxy statement as EXHIBIT A. The members of the audit committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market. The audit committee held ten meetings during fiscal 2001.

    The audit committee reviewed the company's audited financial statements for fiscal 2001 and discussed these financial statements with the company's management. The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP, the company's independent auditors.

    The company's independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the audit committee discussed with Arthur Andersen LLP their independence from the company. The audit committee has considered whether the provision of the non-audit services referred to below by Arthur Andersen LLP is compatible with maintaining the independence of Arthur Andersen LLP.

    Based on the company's discussions with management and Arthur Andersen LLP, and its review of the representations and information provided by management and Arthur Andersen LLP, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for fiscal 2001 for filing with the Securities and Exchange Commission.

    By the audit committee of the board of directors of Casella Waste Systems, Inc.

                                          John F. Chapple III
                                          D. Randolph Peeler
                                          Gregory B. Peters
                                          Wilbur L. Ross, Jr.

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

AUDIT FEES

    Arthur Andersen LLP billed the company an aggregate of $499,750 in fees for professional services rendered in connection with the audit of the company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the company's quarterly reports on Form 10-Q during fiscal 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Arthur Andersen LLP did not bill the company for any professional services rendered to the company and its affiliates for fiscal 2001 in connection with the design and implementation of financial information systems, the operation of the company's information systems or the management of its local area networks.

ALL OTHER FEES

    Arthur Andersen LLP billed the company an aggregate of $353,150 in all other fees, primarily for the preparation of the company's corporate taxes during fiscal 2001.

STOCK PERFORMANCE GRAPH

    The stock performance graph below compares the percentage change in cumulative stockholder return on Class A common stock for the period from October 29, 1997, the first day of trading of Class A common stock, through April 30, 2001, with the cumulative total return on The Nasdaq Stock Market (U.S. & Foreign) Index and the company's Industry Peer Group on The Nasdaq National Market. The stock performance graph assumes the investment on October 29, 1997 of $100.00 in Class A common stock, at the closing price on the first day of trading in the company's Class A common stock, in The Nasdaq Stock Market (U.S. & Foreign) Index and the company's Industry Peer Group, and that dividends are reinvested. No dividends have been declared or paid on the Class A common stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                                      10/29/97  APR-98  APR-99  APR-00  1-APR
CASELLA WASTE SYSTEMS, INC.                100  139.89  112.36   33.43    40.9
NASDAQ STOCK MARKET (U.S. & FOREIGN)       100  116.53  156.94  239.36  130.25
PEER GROUP                                 100   97.32   91.57   45.46   74.48

                                                OCTOBER 29,   APRIL 30,   APRIL 30,   APRIL 30,   APRIL 30,
                                                   1997         1998        1999        2000        2001
                                                -----------   ---------   ---------   ---------   ---------
Casella Waste Systems, Inc....................    $100.00      $139.89     $112.36     $33.43      $40.90
Nasdaq Stock Market (U.S. & Foreign) Index....     100.00       116.53      156.94     239.36      130.25
Industry peer Group (1).......................     100.00        97.32       91.57      45.46       74.48

------------------------

(1) The selected peer group is comprised of securities of Waste
    Industries, Inc. and Waste Connections, Inc.

                        PROPOSAL 2--RATIFICATION OF THE
                     SELECTION OF OUR INDEPENDENT AUDITORS

    The board of directors has selected Arthur Andersen LLP as auditors of the company for the current fiscal year, subject to ratification by stockholders at the annual meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the board of directors will reconsider the matter. A representative of Arthur Andersen LLP, which served as auditors for fiscal 2001, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Any proposal that a stockholder intends to present at the 2002 annual meeting of stockholders must be submitted to the attention of the corporate secretary of the company at its offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than May 9, 2002 in order to be considered for inclusion in the proxy statement relating to that annual meeting.

    If a stockholder wishes to present a proposal before the annual meeting in 2002 but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the stockholder must give notice of the proposal to our corporate secretary at our principal offices. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our corporate secretary at our principal offices, and received not later than July 27, 2002.

    If a stockholder who wished to present a proposal before the annual meeting fails to notify the company by the required date, the proxies that the board of directors solicits for the annual meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the Securities and Exchange Commission's proxy rules.

                                 OTHER MATTERS

    The board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

    The company will bear the costs of soliciting proxies. In addition to solicitations by mail, the company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

    THE COMPANY URGES YOU TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, IN ORDER TO MAKE SURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING, WE ALSO URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                               By order of the Board of Directors,

September 6, 2001                              John W. Casella
Rutland, Vermont                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                       EXHIBIT A

                          CASELLA WASTE SYSTEMS, INC.
                            AUDIT COMMITTEE CHARTER

I.  Membership

    A. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

    B. INDEPENDENCE. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

        1. Has not been an employee of the Company or an affiliate of the Company in the current year or in any of the past three years;

        2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

        3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

        4. Did not within the last fiscal year receive from the Company or its affiliates compensation--other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation--greater than $60,000; and

        5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or the business organization's consolidated gross revenues.

       Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

    C. FINANCIAL LITERACY. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

    D. CHAIRMAN. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.  Responsibilities of the Audit Committee

    The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

    A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

    B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

    C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1, as modified or amended.

    D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

    E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

    F. The Audit Committee shall direct and request that the outside auditor represent to the Audit Committee that the auditor has brought to the attention of the Audit Committee the matters about which Statement on Auditing Standards No. 61 (as amended) requires discussion, and shall discuss such matters with the outside auditor.

    G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

    H. The Audit Committee shall prepare for inclusion in any proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-B.

    I. The Audit Committee shall direct the outside auditor to use its best efforts to perform all required reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

    J. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file required interim financial information prior to completion of review by the outside auditor.

    K. The Audit Committee shall prepare minutes of its meetings that shall be presented to the Board of Directors for review. The Audit Committee may determine that some or all of its minutes shall not be made available to members of management who are directors of the Company.

    L. The Audit Committee shall regularly report to the board of directors concerning any action the Audit Committee in the exercise of its business judgment believes the board of directors should consider.

                                                                        APPENDIX
                                                                        --------




PROXY                      CASELLA WASTE SYSTEMS, INC.                     PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, OCTOBER 11, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and James W. Bohlig (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of Casella Waste Systems, Inc. (the "Company") to be held on Thursday, October 11, 2001, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock, Class B common stock and Series A convertible preferred stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

         Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock and/or preferred stock, as the case may be, in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

 PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
                           POSTAGE PRE-PAID ENVELOPE.

--------------------------------------------------------------------------------

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.


--------------------------------------------------------------------------------

Has your address changed?                        Do you have any comments?

-----------------------------                    -------------------------------

-----------------------------                    -------------------------------

-----------------------------                    -------------------------------

          PLEASE MARK
/X/       VOTES AS IN
          THIS EXAMPLE

THE SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

1. To elect the following persons as Class I directors for the ensuing three years:

             (01)   Douglas R. Casella
             (02)   George J. Mitchell
             (03)   D. Randolph Peeler

                           For All              With-
                          Nominees               hold
                             / /                 / /

For All Except / /
                   -----------------------------------------------------------
                            For all nominees except as noted above.


2.   To ratify the selection of Arthur      For           Against        Abstain
     Andersen LLP as the company's          / /             / /            / /
     independent auditors for the current
     fiscal year.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.

Mark box at right if an address change or comment has been noted on the reverse side of this card. / /



Stockholder(s) sign here   X____________________________    Date _______________